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                                                                   EXHIBIT 10.43


                            TRUSTEES' AND EXECUTIVES'
                           DEFERRED REMUNERATION PLAN
                                       OF
                          CORPORATE PROPERTY INVESTORS
                ------------------------------------------------
                             STATEMENT OF AMENDMENTS
                          EFFECTIVE AS OF JULY 1, 1998

1. The fifth sentence of Section 2.1 is replaced by the following:

                  "A Participant may make a new or revise a prior installment or distribution election (with payments to begin or be paid no earlier than 1999) with respect to compensation previously deferred provided that such election is made (i) at least one year prior to the Termination of Service of such Participant or (ii) prior to August 31, 1998, and within a calendar year prior to the calendar year in which the distribution or commencement of the Cash Credits and Investments would otherwise occur without regard to the new election. The foregoing advance election requirements shall not apply in the event Termination of Service is by reason of death."


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2.       Article VIII is amended to read as follows:

                  "The Committee may, in its absolute discretion, without
         notice, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant or adversely affect the rights of any Participant with respect to benefits accrued under the Plan prior to the effective date of such modification, amendment, suspension or termination, including but not limited to the right to any Investment Option or any Cash Credits or Investment Credits
         credited to him prior to the effective date of such modification, amendment, suspension or termination."
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                                                                   EXHIBIT 10.43

================================================================================

                            TRUSTEES' AND EXECUTIVES'

                           DEFERRED REMUNERATION PLAN

                                       OF

                          CORPORATE PROPERTY INVESTORS

                As Amended and Restated Effective August 1, 1997

================================================================================

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                                      INDEX
                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS
   Section 1.1.    Cash Credits ..........................................    1
   Section 1.2.    Committee .............................................    1
   Section 1.3.    Deferred Remuneration .................................    1
   Section 1.4.    Executive .............................................    1
   Section 1.5.    Fiscal Quarter ........................................    2
   Section 1.6.    Fiscal Year ...........................................    2
   Section 1.7.    Investment Credits ....................................    2
   Section 1.8.    Investment Options ....................................    2
   Section 1.9.    Participant ...........................................    3
   Section 1.10.   Plan ..................................................    3
   Section 1.11.   SEPP ..................................................    3
   Section 1.12.   Termination of Service ................................    3
   Section 1.13.   Trust .................................................    3
   Section 1.14.   Trustee ...............................................    3

ARTICLE II - DEFERRALS
   Section 2.1.     Deferral Elections ...................................    4
   Section 2.2.     Amounts Deferred Under Prior Plan ....................    5
   Section 2.3.     Investment Elections .................................    5
   Section 2.4.     Credits Related to the SEPP ..........................    6
   Section 2.5.     Distributions ........................................    7

ARTICLE III - CASH CREDITS ...............................................    7

ARTICLE IV - INVESTMENT CREDITS AND INVESTMENT ELECTIONS
   Section 4.1.     Investment Credits ...................................    8
   Section 4.2.     Changes in Investment Elections ......................   10
   Section 4.3.     Investment by the Trust ..............................   11

ARTICLE V - DISTRIBUTIONS
   Section 5.1.     Distributions ........................................   12
   Section 5.2.     Changes by the Committee .............................   13
   Section 5.3.     Death of Participant .................................   13
   Section 5.4.     Death After Termination of Service ...................   14

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              TRUSTEES' AND EXECUTIVES' DEFERRED REMUNERATION PLAN

                                       OF

                          CORPORATE PROPERTY INVESTORS

                AS AMENDED AND RESTATED EFFECTIVE AUGUST 1, 1997

                                    ARTICLE I

                                   DEFINITIONS

            1.1. "Cash Credits" of a Participant at any time means the sum of all amounts, including interest equivalents, theretofore credited to such Participant's Cash Credit account pursuant to Article III.

            1.2. "Committee" means the Compensation Committee of the Board of Trustees of the Trust.

            1.3. "Deferred Remuneration" means the portion of a Participant's remuneration from the Trust for any Fiscal Year, or part thereof, that has been deferred pursuant to the Plan.

            1.4. "Executive" means an employee (whether or not an officer) of the Trust whose annual remuneration rate is $100,000 or more. Notwithstanding the foregoing, the dollar amount set forth in this Section 1.4 shall be adjusted by the Committee to comply with any regulations or rulings issued by the Secretary of Labor with respect to deferred compensation plans maintained for management or highly compensated employees.

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                                                                               2


            1.5. "Fiscal Quarter" means the four consecutive three-month periods of any Fiscal Year of the Trust, with the first period beginning on the first day of such Fiscal Year.

            1.6. "Fiscal Year" means the calendar year or other fiscal year of the Trust.

            1.7. "Investment Credits" of a Participant at any time means the sum of (A) the amount of any uninvested balance in such Participant's Investment Credit account at such time and (B) the value of investments in such Participant's Investment Credit account at such time, provided that the value of a Participant's investment in shares of the Trust shall be based upon the most recent (at such time) appraisal of the Trust's shares by Landauer Associates, Inc. or any successor appraiser.

            1.8. "Investment Options" means (A) shares of the Trust, (B) the investments (none of which shall be a partnership) designated by the Committee pursuant to Section 2.3(a), which may include one of each of the following types of investments: (i) U.S. Treasury notes and bonds; (ii) a U.S. Treasury or agency bond fund; (iii) a money market fund; (iv) a growth-oriented equity fund;
(v) an income-oriented equity fund; and (vi) an international fund and (C) in the case of Participants specified in Section 2.3(c), the other investments provided for in such Section 2.3(c) in which the amount credited to a

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                                                                               3


Participant's Investment Credit account may be invested pursuant to the Plan.

            1.9. "Participant" means a Trustee or Executive all or a portion of whose remuneration for any Fiscal Year has been deferred pursuant to the Plan and whose Cash Credits or Investment Credits have not been fully distributed.

            1.10. "Plan" means the Deferred Remuneration Plan of the Trust, as described in this instrument.

            1.11. "SEPP" means the Corporate Property Investors Simplified Employee Pension Plan as in effect from time to time.

            1.12. "Termination of Service" means the termination (by death or otherwise) of a Participant's service as a Trustee or Executive, as the case may be.

            1.13. "Trust" means Corporate Property Investors, a Massachusetts business trust.

            1.14. "Trustee" means a member of the Board of Trustees of the Trust.

            The masculine pronoun, wherever used herein, shall include the feminine pronoun, unless the context clearly indicates a different meaning.

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                                                                               4


                                   ARTICLE II

                                    DEFERRALS

            2.1. Deferral Elections. Each Trustee and each Executive may elect to have a percentage of the remuneration to be earned by him during each Fiscal Year or portion thereof deferred in accordance with the terms and conditions of the Plan. A Trustee or Executive desiring to exercise such election shall, prior to the beginning of each Fiscal Year, notify the Trust, in writing, of the amount of his remuneration for such Fiscal Year that he elects to be so deferred. The amount of such remuneration which is to be deferred pursuant to each such election shall be in each case at least $5,000.00 per year. At the time of such notification to the Trust, the Trustee or Executive may, in writing, also elect (a) the number of annual installments over which the Cash Credits and Investment Credits shall be distributed after the Participant's Termination of Service and/or (b) the year that distribution of the Cash Credits and Investment Credits shall commence, provided that if the Participant's Termination of Service has not occurred by the first day of such specified year the election made pursuant to this clause (b) shall be null and void. A Participant may make a new or revise a prior installment or distribution election with respect to compensation previously deferred provided that, except in the case of the death of the Participant prior to his Termination of Service, such

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                                                                               5


election is made at least one year prior to the Termination of Service of such Participant. In the absence of a valid installment election, the number of installments over which the Cash Credits and Investment Credits of a Participant are to be distributed shall be made as provided in Section 5.1(b). In the absence of a valid distribution election, distribution of the Cash Credits and Investment Credits shall commence as provided in clause (i) of Section 5.1(a).

            2.2. Amounts Deferred Under Prior Plan. In addition to any amount described in Section 2.1, each Executive shall have an amount of compensation that was previously deferred pursuant to the deferred compensation plan in effect prior to April 1, 1975, deferred in accordance with terms and conditions of the Plan.

            2.3. Investment Elections. (a) At the time a Participant gives notice to the Trust pursuant to Section 2.1 he shall elect in writing the amount of his Deferred Remuneration to be credited as a Cash Credit, an Investment Credit or a combination thereof. If a Participant elects that an amount of his Deferred Compensation is to be credited as an Investment Credit, such Participant shall also elect in writing his choice of Investment Options and the amount to be invested in each such Investment Option. The Committee shall, 30 days prior

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to the beginning of each Fiscal Year, notify each Participant of the Investment
Options for such Fiscal Year.

            (b) If a Participant shall fail to make the election described in
Section 2.3(a), he shall be deemed to have elected his Deferred Remuneration be credited to him as a Cash Credit. If a Participant elects to have his Deferred Remuneration credited to him as an Investment Credit but fails to elect an Investment Option, he shall be deemed to have elected shares of the Trust as his Investment Option. Any election pursuant to this Section 2.3 may be changed in accordance with Section 4.2.

            (c) Notwithstanding anything to the contrary contained in the Plan, subject to any rules and restrictions imposed by the Committee, if a Participant is a Trustee or if the sum of the value of a Participant's Cash Credits and the value of his Investment Credits (when aggregated with the value of his `investment credits' as defined under the Supplemental Executive Retirement Plan of Corporate Property Investors) exceeds $250,000, then, with respect to such Participant, the term Investment Option shall be deemed also to include any other investment selected by such Participant; provided, however, that the amount at risk under any Investment Option may not exceed the amount of the initial investment.

            2.4. Credits Related to the SEPP. On December 31 of each Fiscal Year (or such later date as the Committee

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                                                                               7


selects), there shall be credited to the Cash Credits or Investment Credits of each Participant (as selected in writing by such Participant, or if no such selection shall have been made, such Participant's Cash Credits) an amount equal to (a) reduced by (b):

            (a) the amount that would have been contributed for such Fiscal Year on such Participant's behalf under the SEPP had such Participant's compensation, as determined for the purpose of the SEPP, included amounts deferred pursuant this Plan; reduced by

            (b) the amount actually contributed for such Fiscal Year on such Participant's behalf under the SEPP.

            2.5. Distributions. A Participant's Cash Credits and Investment Credits shall be distributable in the manner and subject to the conditions set forth in Articles V and VI.

                                   ARTICLE III

                                  CASH CREDITS

            (a) If a Cash Credit is elected, the Participant' s Cash Credit account shall be credited, as of the end of each month in each Fiscal Year for which the election was made, with a pro rata portion of the amount of the Participant's annual Deferred Remuneration which he elected to have credited to him as a Cash Credit.

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                                                                               8


            (b) The Cash Credit account of each Participant shall be credited, as of the end of each month in each Fiscal Year for which the election was made, with an interest equivalent for such month, which shall be an amount equal to the Cash Credits of a Participant at the end of the prior month multiplied by a rate equal to (x) prior to April 1, 1994, 1/12th of the average of the prime or base rate of interest of Citibank, N.A., New York, New York, on the first and last day of the current month and (y) after March 31, 1994, the rate of return provided by a money market fund selected by the Committee for the current month.

                                   ARTICLE IV

                   INVESTMENT CREDITS AND INVESTMENT ELECTIONS

            4.1. Investment Credits. (a) If an Investment Credit is elected, the Participant's Investment Credit account shall be credited, as of the end of each month in each Fiscal Year for which the election was made, with a pro rata portion of the amount of the Participant's annual Deferred Remuneration which he elected to have credited to him as an Investment Credit, and until invested as hereinafter provided, any uninvested balance in a Participant's Investment Credit account shall be credited as of the end of each month in each Fiscal Year with an interest equivalent for such month which shall be an amount equal to the uninvested balance in a Participant's

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                                                                               9


Investment Credit account at the end of the prior month multiplied by a rate equal to (x) the number of days in such month during which the uninvested balance in a Participant's Investment Credit account was not invested divided by
(y) 360, and the quotient thereof multiplied by the average of the prime or base rate of interest of Citibank, N.A., New York, New York, on the first and last day of the current month.

            (b) The uninvested balance in a Participant's Investment Credit account shall be invested by the Committee, at such intervals as the Committee deems practicable, in the Investment Options selected by such Participant pursuant to Section 2.3, provided that aggregate purchase price (including brokerage commissions and any other transaction costs) of such investments shall be approximately equal to the amount of such uninvested balance.

            (c) The Investment Credit account of a Participant shall be credited with the proceeds of any sale or exchange of investments in such account and with any dividends or other income received with respect to such investments and shall be debited with the value of any investments that are sold or exchanged. Until such credits are reinvested in the Investment Option from which they arose or as otherwise directed by the Participant pursuant to Section 4.1(b), they shall be added to the uninvested

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                                                                              10


balance of such Participant's Investment Credit account and shall earn interest equivalents as provided in Section 4.1(a).

            4.2. Changes in Investment Elections. (a) A Participant may change the manner in which his credits are accumulated by electing (i) to have all or part of his Cash Credits invested in the manner provided in Section 2.3, (ii) to have all or part of the Investment Options in his Investment Credit account liquidated and the proceeds credited to his Cash Credit account or (iii) to change all or part of the Investment Options in his Investment Credit account; provided, however, in the case of a Participant's election made pursuant to this
Section 4.2(a) to increase or decrease an investment in shares of the Trust in his Investment Credit account, the value of shares of the Trust as of the effective date of such election (determined pursuant to Section 4.2(b)) shall be based upon the appraisal utilized for purposes of determining Investment Credits referred to in Section 1.7 for the Fiscal Year first preceding the effective date of such election.

            (b) The election provided in Section 4.2(a) may be effected by filing an election in writing with the Committee at any time to be effective as soon as practicable thereafter subject to any restrictions imposed by the Committee; provided, however, that elections which relate to (i) having all or part of a Participant's Cash Credit

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                                                                              11


invested in shares of the Trust, (ii) having all or part of a Participant's investment in shares of the Trust liquidated and the proceeds credited to his Cash Credit account or (iii) either increasing or decreasing a Participant's investment in shares of the Trust in his Investment Credit account may only be effected by filing an election form with the Committee not later than 15 days prior to the expiration of the first Fiscal Quarter to be effective as of the first day of the second Fiscal Quarter.

            4.3. Investment by the Trust. Notwithstanding anything contained in the Plan, the Committee shall determine in its sole discretion whether actually to invest a Participant's Deferred Compensation in an Investment Option selected by a Participant pursuant to Section 2.3. If the Committee determines that a Participant's Deferred Compensation shall not actually be invested in an Investment Option, the amount of a Participant's Investment Credits shall, for all purposes of the Plan, be determined as if the amount of the Participant's annual Deferred Remuneration that he elected to have credited to him as an Investment Credit had actually been invested in the Investment Option in the manner described in this Article IV.

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                                                                              12


                                    ARTICLE V

                                  DISTRIBUTIONS

            5.1. Distributions. (a) Except as provided in Section 5.2, the Cash Credits and Investment Credits of a Participant shall be distributed to such Participant in annual installments commencing on (i) except as provided in clause (ii) of this sentence, the first Tuesday following the end of the calendar year in which his Termination of Service occurs or as soon thereafter as practicable or (ii) if a Participant has a valid distribution election in effect pursuant to Section 2.1, the first Tuesday of the year specified in such distribution election or as soon thereafter as practicable.

            (b) Except as provided in Sections 2.1 and 5.2, if Termination of Service occurs at or after the date on which the Participant has attained age 65, such distribution shall be made in five annual installments. The number of installments shall be increased by one for each year by which the Participant's age shall be under 65 at the time of Termination of Service, but the number of installments shall not exceed 15 in any case.

            (c) Except as provided in Section 5.2, the amount of each installment of the Cash Credits and Investment Credits to be distributed to a Participant pursuant to Section 5.1(a) shall equal (x) the sum of such Participant's Cash Credits and Investment Credits on the close of the

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                                                                              13


business day next preceding the day of distribution divided by (y) the total number of annual installments to be distributed to such Participant less the number of annual installments previously distributed to such Participant.

            (d) Distribution of the Cash Credits of a Participant shall be made in cash. Distribution of Investment Credits shall be made in cash or in kind, as selected by the Committee, and, if in kind, by delivery of whole shares of the investments in such Participant's Investment Credit account (net of any expenses) and by payment of the balance, if any, in cash with the last installment.

            5.2. Changes by the Committee. The Committee may, with the consent of the person or persons then entitled to receive distributions, make changes in the time, rate or medium of distribution of all or part of the Cash Credits or Investment Credits.

            5.3. Death of Participant. Any Cash Credits or Investment Credits or remaining undistributed installments thereof which become distributable after the death of a Participant shall be distributed in installments as provided in this Article V to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated in a writing delivered to the Committee unless the Participant shall have elected that any remaining

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                                                                              14


amounts shall be paid to such person or persons or to the Participant's estate in a lump sum. The Participant may from time to time revoke or change any such designation by a writing delivered to the Committee. If there is no unrevoked designation on file with the Committee at the time of the Participant`s death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the Participant's estate in a lump sum. If the person or persons designated therein shall survive the Participant but shall die before receiving all of such distributions, the balance thereof payable to such deceased distributee shall, unless the Participant's designation provides otherwise, be distributed to such deceased distributee's estate in a lump sum.

            5.4 Death After Termination of Service. If the death of the Participant occurs after his Termination of Service, the number of installments remaining to be paid shall be the number that otherwise would be distributable to the Participant.

                                   ARTICLE VI

                               GENERAL PROVISIONS

            6.1. Plan is Unfunded. The Plan shall be unfunded and shall be maintained primarily for the purpose of providing deferred compensation for a select group of

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                                                                              15


management or highly compensated employees of the Trust as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended. Distributions under the Plan shall be made solely from the general assets of the Trust, and a Participant's interest in his Cash Credit and Investment Credit accounts shall be that of a general unsecured creditor. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Trust by reason of any Cash Credits or Investment Credits or interest equivalents, dividends or other income credited to him hereunder, nor the right to exercise any of the rights or privileges of an owner with respect to any investment credited to his Investment Credit account, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan.

            6.2. No Guarantee of Employment. Neither the adoption nor the amendment of the Plan, nor any action of the Board of Trustees of the Trust or the Committee, nor any election to defer remuneration hereunder, shall be held or construed to confer on any person any legal right to be continued in the employ of the Trust.

            6.3. Nonalienation. No Participant shall have the right to assign, pledge or otherwise dispose of (except as provided in Article V) any Cash Credits or Investment Credits, nor shall the Participant's interest therein be

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                                                                              16


subject to garnishment, attachment, transfer by operation of law, or any legal process; nor shall any person entitled to receive Cash Credits or Investment Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant in accordance with Article V, have the right to assign or pledge any such credits or remaining undistributed installments except to the extent that the executor or administrator of a Participant's estate may exercise such right as hereinafter in this Section 6.3 provided. If and to the extent that other assets of a Participant's estate are not sufficient or available for the purpose of paying estate and other death taxes or other obligations of his estate, the executor or administrator thereof may, if so authorized by the terms of the Participant's will or by a court having jurisdiction of his estate or otherwise by operation of law, assign or pledge, to the extent required to secure borrowings made to pay such taxes or obligations, the Cash Credits or the Investment Credits, or both, or the remaining undistributed installments thereof, including the interest equivalents, dividends and other income (all of which together are hereinafter in this sentence referred to as "installments"), which become distributable after the Participant's death to his estate, provided that (a) the installments so assigned or pledged shall be those which first become payable, and (b) the assignment or pledge of installments of Investment

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                                                                              17


Credits shall constitute an irrevocable direction for the Committee's investment of the Investment Credits so assigned or pledged in a money market fund selected by the Committee. Any such assignment or pledge, and the exercise of the election provided in the preceding sentence, may be made, if at all, only within the two-year period beginning with the date of the Participant's death.

            6.4. Governing Law. The Plan shall be construed in accordance with, and governed by, the laws of the State of New York.

                                   ARTICLE VII

                                 ADMINISTRATION

            7.1. Committee. The Plan shall be administered by the Committee.

            7.2. Rules. The Committee shall from time to time establish eligibility requirements for participation in the Plan and rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

            7.3. Authority of Committee. All determinations of the Committee, including, but without limitation, the determination of the Committee as to any disputed question arising under the Plan, including all questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the

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                                                                              18


Committee as to whether a Participant has had a Termination of Service and the date thereof, shall be final, binding and conclusive upon all persons.

            7.4. Acknowledgments and Distributions. The acknowledgment by the Committee of an assignment or pledge made in accordance with the provisions of
Section 6.3 and any distribution by the Committee to the assignee or pledgee shall be final, binding and conclusive upon all persons and shall relieve the Trust and the Committee of any liability or obligation to any other person or persons with respect to such distribution. As a condition to such acknowledgment or distribution, the Committee may require the submission of such statements, opinions, orders, certificates, resolutions or other instruments, documents, consents or evidence, as the case may be, as either of them, in its sole discretion, shall determine to be necessary or appropriate.

            7.5. Legal Counsel. The Committee may consult with legal counsel, who may be counsel for the Trust or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

            7.6. Incompetency. If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, the Committee may direct that any payment due (unless a prior claim shall have been made for such payment by a duly appointed legal representative) shall be paid to his spouse, a child, a parent or other blood relative. Any payment so made shall be a complete discharge of the liabilities of the Trust for that payment.

                                 ARTICLE VIII

                          AMENDMENT AND TERMINATION

            The Committee may, in its absolute discretion, without notice, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant of any Cash Credits or Investment Credits credited to him for any Fiscal Year ended prior to the effective date of such modification, amendment, suspension or termination.